EXHIBIT 10.4


                                  AMENDMENT OF
                 IMPLANTABLE CARDIOVERTER DEFIBRILLATOR PRODUCT
                       MANUFACTURING AND SUPPLY AGREEMENT

      This Amendment is entered into as of the 11th day of May, 1999 (the "Effective Date") by and between Angeion Corporation, a Minnesota corporation ("Angeion"), and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France ("ELA").

                                    RECITALS

            WHEREAS, Angeion and ELA Medical, Inc., a Delaware corporation and an affiliate of ELA ("ELA US"), entered into a joint venture (the "Joint Venture") to market and sell cardiac stimulation and related devices manufactured by ELA and Angeion in the United States (the "Cardiac Stimulation Device Business");

            WHEREAS, in connection with the formation of the Joint Venture, Angeion and ELA entered into an Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement dated December 9, 1997 (the "Supply Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Supply Agreement) to market and sell cardiac stimulation and related devices manufactured by Angeion in Europe and Japan;

            WHEREAS, Angeion is currently considering certain strategic alternatives, including, but not limited to, refocusing its operations so that it would no longer be engaged in the Cardiac Stimulation Device Business;

            WHEREAS, pursuant to a Withdrawal Agreement dated May 11, 1999 (the "Withdrawal Agreement"), Angeion has withdrawn from the Joint Venture;

            WHEREAS, as part of the Withdrawal Agreement, it was agreed that the Supply Agreement would be amended to clarify the obligations and rights of each party from and after May 11, 1999 under the Supply Agreement with respect to Angeion's Current Products (as hereinafter defined);

            NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the parties hereto hereby agree to amend the Supply Agreement as follows:

                                    ARTICLE I
                          AMENDMENT OF SUPPLY AGREEMENT

            1.1 Incorporation of Supply Agreement. The rights and obligations of the parties with respect to the model Series 2010 and 2020 ICD, the model Series 4020, 4040, 4080 and 4090

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leads, and the model series 3000 programmer (collectively "Angeion's Current
Products") as of the Effective Date shall be governed by the terms and conditions of the Supply Agreement as amended hereby. Unless otherwise expressly amended herein, the provisions of the Supply Agreement are hereby ratified as of the Effective Date.

            1.2 Obligations as to Angeion's Current Products. From and after the Effective Date, the parties hereby agree that the Supply Agreement with respect to Angeion's Current Products shall be amended to provide as follows:

                  (a) Notwithstanding the obligations of Angeion pursuant to
Article II of the Supply Agreement, Angeion's obligation to supply to ELA the model series 2010 and 2020 ICD, the model series 4020 and 4040 leads and the model series 3000 programmer shall be limited to the one hundred eighty-five
(185) Units (as hereinafter defined) represented by the Order received by Angeion on or about May 1, 1999. Each "Unit" is defined as being comprised of a model series 2020 ICD and a model series 4040 lead; provided, that Angeion's obligation to supply to ELA the model series 4080 and 4090 leads shall be limited to filling Orders for no more than the total number of such leads in Angeion's possession on the Effective Date as set forth in Exhibit 1 attached hereto.

                  (b) Notwithstanding the rights and obligations of each party pursuant to Article VI of the Supply Agreement, the Unit Transfer Price for each of the one hundred eighty-five (185) Units represented by the Order received on or about May 1, 1999 shall be $8,900 USD, and ELA shall be prohibited from canceling this Order.

                  (c) Neither party shall have any further obligations under
Section 4.3 of the Supply Agreement with respect to newly developed Technical Materials or Promotional Materials for Angeion's Current Products; provided, however, that each party shall remain obligated under Section 4.3(a) and 4.3(b) of the Supply Agreement for existing Technical Materials and Promotional Materials.

                  (d) Angeion shall have no further obligations to provide services under Section 4.4 of the Supply Agreement for Angeion's Current Products as such obligations have been assumed by ELA pursuant to Article II hereof.

                  (e) ELA hereby agrees and acknowledges that Angeion shall not be responsible for and cannot provide service for any labeling or regulatory changes in the Labels and Markings or the Technical Materials under Section 4.5 of the Supply Agreement for Angeion's Current Products, and that ELA shall bear all labeling and regulatory responsibilities and costs for any changes to the existing Labels and Markings or Technical Materials for Angeion's Current Products.

                  (f) Angeion shall have no further obligations under Sections 5.2(a), 5.2(b), 5.2(c) or 5.2(h) of the Supply Agreement for Angeion's Current Products as such obligations have been assumed by ELA pursuant to Article II hereof.


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                  (g) The rights of inspection under Section 8.1 of the Supply
Agreement for Angeion's Current Products are hereby terminated as of the date of the final shipment by Angeion of the final Order for Angeion's Current Products.

                  (h) Upon receipt by ELA of the complete technical dossiers for Angeion's Current Products pursuant to Article II hereof, Angeion shall have no further obligation under Section 8.3 of the Supply Agreement for Angeion's Current Products.

                  (i) Section 9.1(b) of the Supply Agreement is amended to reflect that Angeion has no continuing obligations for any breach of warranty for Angeion's Current Products and that ELA has assumed all such obligations of Angeion under Section 9.1(b) pursuant to Article II hereof. In the event Angeion does not agree with ELA's determination that any such Product is defective under
Section 9.1(b) of the Supply Agreement, Angeion and ELA may retain an appropriate expert to make such determination in accordance with the provisions thereof.

                  (j) Neither party shall have any further obligations under
Section 11.3 of the Supply Agreement.


                                   ARTICLE II
                    ASSUMPTION OF CERTAIN ANGEION OBLIGATIONS

            2.1 Assumption of Warranty, Technical Service and Regulatory Compliance. Subject to receiving from Angeion a copy of the complete technical dossiers for such products and all information and know how necessary to provide such service, such dossiers and information being limited to that information currently in Angeion's possession, ELA (directly or through its Affiliates) agrees to provide at its own expense full warranty coverage, technical service and regulatory compliance services, for which Angeion was previously responsible under (i) Applicable Law and (ii) the Supply Agreement for all Angeion ICD models Series 2000, 2010 and 2020 and associated leads implanted in humans in Europe or Japan (including associated programmers for such ICD models), whether sold by ELA or Angeion and its Affiliates, other than any and all such units implanted or sold by St. Jude Medical, Inc.. Upon transfer to ELA by Angeion of the complete technical dossiers for such products, ELA agrees to (i) make such technical dossiers available to Angeion within two (2) business days of a written request for access, (ii) provide copies to Angeion, at Angeion's cost, of specific documents from such technical dossiers within five (5) business days of a written request for such specific documents, and (iii) provide copies to Angeion of all field communications and product or software upgrades issued by ELA (directly or through its Affiliates) in the United States or Europe concerning such products.

            2.2 Grant of Limited License. Angeion hereby grants to ELA a limited license to use such technical information and know how contained in the technical dossier materials provided pursuant to Section 2.1 for the purposes of providing the warranty, technical and regulatory compliance services.


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            2.3 Survival. Angeion and ELA agree and acknowledge that ELA's obligation to provide warranty, technical and regulatory compliance services shall survive any termination of the Supply Agreement.



                                   ARTICLE III
                        AMENDMENT OF WITHDRAWAL AGREEMENT

            3.1 Cancellation of Obligation to Maintain Escrow Account. Pursuant to Section 3.1 of the Withdrawal Agreement, Angeion had agreed that fifty per cent (50%) of amounts payable by ELA with respect to the Units to be shipped by Angeion pursuant to the Order received on or about May 11, 1999 and referred to in Section 1.2(a) above would be paid into an escrow account until such time as the amount in the escrow account equaled $800,000. Angeion and ELA hereby agree that such obligation shall be superceded by the provisions of Section 3.2.

            3.2 Prepayment of Product Liability Insurance. On or prior to July 31, 1999, Angeion will prepay the premium for product liability insurance for Angeion's Current Products for a period of five (5) years from and after the Effective Date in the approximate amount of $1,111,000. Angeion further agrees to pay the premium for such product liability insurance as a binding, non-cancelable payment and will not cancel this policy.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.


                                        ANGEION CORPORATION



                                        By:       /s/ James B. Hickey Jr.
                                           -------------------------------------
                                           Name:  James B. Hickey Jr.
                                           Title: President and CEO


                                        ELA MEDICAL


                                        By:       /s/ Michel R. Mournier
                                           -------------------------------------
                                           Name:  Michel R. Mournier
                                           Title: President